                                                                    EXHIBIT 10.9

** indicates information which has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request. Asterisks appear on page 2, 3, 9, and 12.

--------------------------------------------
Licensee Name:  ebaseOne
--------------------------------------------
Agreement No.:  EBAS-MXH-082099
--------------------------------------------
Effective Date:  September 10, 1999
--------------------------------------------

                                  marimba(R)

                            Master License Agreement

This Master License Agreement ("Agreement") by and between Licensee (as identified below) and Marimba, Inc., located at 440 Clyde Avenue, Mountain View, California 94043 ("Marimba") applies to the Marimba software products and services specified below or later ordered under this Agreement and is effective as of the date set forth above (the "Effective Date").

                              Licensee Information

----------------------------------------------------------------------------------------------------
Licensee: ebaseOne Corporation                  Contact: Scott Feuless, VP of Technical Operations
----------------------------------------------------------------------------------------------------
Address:  6060 Richmond Avenue,                 Phone: 713-975-8700
          Houston, Texas 77057-6205
----------------------------------------------------------------------------------------------------
E-Mail: sfeuless@ebaseone.com                   Fax: 713-781-5535
----------------------------------------------------------------------------------------------------

                          Product and Fee Information

------------------------------------------------------------------------------------------------------------------------------------
Product:                                     Quantity:                     Price                       User and Configuration
                                                                                                       Restrictions:
CASTANET INFRASTRUCTURE SUITE -              As needed on a                Monthly Application         See Section 2
APPLICATION ACCESS LICENSES                  fee per use basis.            Access License Fees
[CIS-AAL-4.0-U]                                                            (see Attachment A).         Name of Single Application:
 Components:
 -Castanet Tuner
 -Castanet Transmitter                                                                                 Primary Function:
 -Transmitter Administrator
 -Channel Copier
 -License Installer
 -Certificate Manager
 -Castanet Gateway
 -Castanet Proxy

CASTANET INVENTORY SUITE -                   As needed on a                Monthly Inventory           See Section 2
INVENTORY ACCESS LICENSE                     fee per use basis.            Access License Fees
[CIIS-4.0-U]                                                               (see Attachment A).
 Components:
 -Inventory Manager
 -Inventory Service

CASTANET SUBSCRIPTION SUITE                  As needed on a                Monthly Application         See Section 2
[CSS-4.0-U]                                  fee for per basis.            Access License Fees
 Components:                                                               (see Attachment A).
 -Subscription Manager
 -Subscription Service

MARIMBA DOCSERVICE ACCESS                    As needed on a                Monthly DocService          See Section 2
LICENSE                                      fee per use basis.            Access License Fees
[MDSAL-1.0-U]                                                              (see Attachment A).
 Components:
 - Marimba DocService application
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
CASTANET INFRASTRUCTURE SUITE            As needed on a       Monthly Server Access   See Section 2
SERVER ACCESS LICENSES                   fee per use basis.   License Fees (see
(CIS-SAL-4.0-U)                                               Attachment A).
  Components:
  -Castanet Tuner
  -Castanet Transmitter
  -Transmitter Administrator
  -Channel Copier
  -License Installer
  -Certificate Manager
  -Castanet Gateway
  -Castanet Proxy

CASTANET MANAGEMENT SUITE                1                    **                      See Section 2
(CMS-4.0-U)
  Components:
  -Transmitter Administrator Pro
  -7uner Packager
  -Channel Copier
  -Transmitter Reporter
  -Browser Integration Module
  -Tuner Administrator

CASTANET PRODUCTION SUITE                1                    **                      See Section 2
[CPS-4.0-U]
  Components:
  -Publisher
  -Castanet Application Packager

ASP ATTACHMENT                           1                    **                      See Section 2 and ASP Attachment
(CRL-4.0-U]
  Components:
  -Tuner Branding Wizard
  -Custom Redistribution License
------------------------------------------------------------------------------------------------------------------------
Support and Maintenance, Implementation
Services and Training:

Backline Silver Service [SILVER-U]       For the Term (and    Included in Monthly
                                         any renewal terms)   Access License Fees.

Implementation Services [CON-IMP-U]      10 days              **

Architectural Implementation Services    2 days               **
[CON-ARC-U]

Training Days (TNG-U]                    6 days               **
------------------------------------------------------------------------------------------------------------------------

Payment Terms:

Implementation and Architectural Services fees: net 30 days from commencement of either Implementation Services or Architectural Services.

Training Days fees: net 30 days from commencement of Training.

Monthly Access License Fees: as set forth in Attachment A.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Total Fees:

Implementation and Architectural Services fees: **

Training Days fees: **

Month Access License Fees: as set forth in Attachment A.
--------------------------------------------------------------------------------


This Agreement includes and incorporates herein by reference the attached
-------------------------------------------------------------------------
Standard Terms and Conditions and all Attachments, and contains, among other
----------------------------------------------------------------------------
things, warranty disclaimers liability limitations and use limitations For
-----------------------------------------------------------------------
additional purchases, use an executed Marimba order form which references this Agreement. Any different or additional terms of any related Licensee purchase order, confirmation, or similar form shall have no force or effect. Acceptance of a partial shipment shall constitute acceptance of the entire order. Accepted and agreed to by the authorized representative of each party:

LICENSEE:                                         MARIMA:

/s/ [ILLEGIBLE]^^                                 /s/ [ILLEGIBLE]^^
--------------------------                        ---------------------------
Name: [ILLEGIBLE]                                 Name: Steve Williams


Title: Vice President or Technology               Title: Vice President,
Operators                                         Worlwide Sales

Date: 9/13/99                                     Date:

Notice Information:                               Notice Information:

See Licensee Information above                    440 Clyde Avenue
                                                  Mountain View, CA 94043
                                                  Att: Legal Department
                                    marimba

                         Standard Terms and Conditions

1. Definitions.

Access License: any type of Castanet Infrastructure Suite Access License.
--------------

Administrator: any Employee with access to or the right to use any component of
-------------
an Administrative Suite.

Administrative Suite: a Castanet Management, Production and/or Subscription
--------------------
Suite.

Client: an Endpoint which is a client computer.
------

Deployment and/or Deployed: means, with respect to a Licensee Client, that such
--------------------------
Licensee Client or any software deployed by or through such Licensee Client is in use or available for use by a Subscriber at any time during a given month.

Documentation: any technical specification documentation provided by Marimba
-------------
with the Software. Unless otherwise noted, the Software and Documentation are referred to collectively herein as "Software".

Employee: any employee of Licensee or an individual independent contractor using
--------
the Software on Licensee's premises in the course of performing services on behalf of Licensee and for whom Licensee remains responsible.

Endpoint: any computer or other device executing a Castanet Tuner or other
--------
software capable of operating with or receiving updates from a Castanet Infrastructure Suite.

Licensed Endpoint: any Endpoint for which Licensee has purchased a Castanet
-----------------
Infrastructure Suite Access License.

Major Release: a Software release identified by an increase in the number to the
-------------
left of the decimal point.

Minor Release: a Software release identified by an increase in the number to the
-------------
right of the decimal point.

Server: an Endpoint which is a server computer.
------

Single Application: one (1) Castanet channel containing data or an application
-------------------
with one (1) specific purpose or related set of functionality. By way of example only, a word-processor and a spreadsheet program would not constitute a Single Application even if both were run as a single Castanet channel or were incorporated into the same general suite of applications. The name of each Single Application and its primary function must be designated by Licensee in the Product and Fee Information box or applicable Marimba order form.

Software: the Marimba software products in object code form specified in the
--------
Product and Fee Information box above or in a subsequent order under this Agreement.

Subscriber: means any person with the right to use any computer on which a copy
----------
of the Licensee Client is installed or any computer which is otherwise capable of executing any software deployed with the Software.

Tuner: a Castanet Tuner (the client component of the Castanet Infrastructure
-----
Suite) configured by Licensee for deployment on Licensed Endpoints.

2. Grant of License. Subject to the terms of this Agreement, Marimba grants Licensee a non-transferable, non-sublicensable, non-exclusive license to use the Software, but only in accordance with (i) the Documentation and (ii) the terms and restrictions set forth herein.

2.1  CASTANET(R) INFRASTRUCTURE SUITE:

a. Scope of Use: Each Castanet Infrastructure Suite may only be used to operate with Endpoints for which Licensee has purchased an Access License. Types of Access Licenses:

Application Access License (AAL): Right to use the Castanet Infrastructure Suite
--------------------------------
to deploy and manage a Single Application for use by one (1) user on one (1) Client.

Server Access License (SAL): Right to use the Castanet Infrastructure Suite to
---------------------------
deploy and manage multiple applications on one (1) Server. A Server licensed with an SAL may not utilize the Software to deploy or manage applications on other Endpoints for which Licensee has not purchased an Access License.

b. Installation and Copies: Licensee may copy and install on Licensee's computers for use only by Licensee's employees as many copies of the components of the Castanet Infrastructure Suite as is necessary to support Licensed Endpoints. Licensee may not resell, sublicense or distribute to any third-party any component of the Castanet Infrastructure Suite, except for distribution of a Tuner in accordance with the Custom Redistribution License.

2.2  CASTANET(R) INVENTORY SUITE

a. Scope of Use: Each copy of the Castanet Inventory Suite may only be used to scan or otherwise operate with Licensed Endpoints for which Licensee has also purchased a Castanet Inventory Access License. A "Castanet Inventory Access License" is the right to use the Castanet Inventory Suite to scan one (1) Licensed Endpoint.

b. Installation and Copies: Licensee may copy and install on Licensee's computers as many copies of the components of the Inventory Suite as is necessary to support its licensed usage. Licensee may not resell, sublicense or distribute to any third-party any component of the Inventory Suite, except for distribution of the Inventory Service as part of a Tuner in accordance with a Custom Redistribution License.

MARIMBA(R) DOCSERVICE(TM)

a. Scope of Use: Each copy of the Marimba DocService application may only be used to operate with Licensed Endpoints for which Licensee has purchased a Marimba DocService Access License. A Marimba DocService Access License is the right to use the Marimba DocService application for use by one (1) user on one
(1) Licensed Endpoint.

b. Licensee may copy and install on Licensee's computers as many copies of the Marimba DocService application as is necessary to support its licensed usage. Licensee may not resell, sublicense or distribute to any third-party any component of the Marimba DocService application, except for distribution of the Marimba DocService application as part of a Tuner in accordance with a Custom Redistribution License.

2.4  CASTANET(R) ADMINISTRATIVE SUITES

a.   Scope of Use: Each Castanet Administrative Suite may only be used by one
(1) Administrator at any given time and by no more than three (3) Administrators in total.

b. Installation and Copies: Licensee may copy and install on one (1) Licensee computer one (1) copy of each Administrative Suite as set forth in the Product and Fee Information box above. Licensee may make a reasonable number of copies of each Suite solely for back-up purposes in accordance with Licensee's standard back-up procedures. Licensee may not resell, sublicense or distribute to any third-party any portion or component of a Suite, except for distribution of the Subscription Service as part of a Tuner in accordance with a Custom Redistribution License.

2.5 ASP ATTACHMENT (INCLUDING CUSTOM REDISTRIBUTION LICENSE): License rights are as set forth in Attachment A.

2.6 EVALUATION SOFTWARE: Any Marimba software provided to Licensee on an evaluation or beta test basis during the term of this Agreement ("Evaluation Software") may be used by Licensee solely for internal evaluation purposes for a period of time not to exceed thirty (30) days from receipt (unless such period is extended by Marimba in writing). Notwithstanding anything else in this Agreement, Marimba shall have no warranty, support, maintenance or other obligation or liability of any type with respect to Evaluation Software and Evaluation Software shall be subject to all other restrictions on Software herein. Licensee shall treat all Evaluation Software as confidential and proprietary information of Marimba and shall return to Marimba or destroy any copies of Evaluation Software upon expiration of the evaluation period.

3. Restrictions. Licensee must reproduce the copyright notice and any other notices that appear on the original Software on any copies and related media. Licensee shall not (and shall not allow any third party to): (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming or interoperability interfaces of the Software by any means whatsoever (except to the extent that applicable law prohibits reverse engineering restrictions), (ii) remove any product identification, copyright or other notices, (iii) lease, lend, or use the Software for timesharing, service bureau, hosting or like purposes, (iv) modify, or, except to the extent expressly authorized in Section 2, incorporate into or with other software or create a derivative work of any part of the Software, or (v) publicly disseminate performance information or analysis (including, without limitation, benchmarks) from any source relating to the Software. Notwithstanding anything else, Marimba and its suppliers retain all title to, and, except as expressly and unambiguously licensed herein, all rights to the Software, all copies thereof and all related documentation and materials.

Licensee acknowledges that the Software is not intended for use in connection with any high risk or strict liability activity (including, without limitation, air or space travel, power plant operation, or life support or emergency medical operations) and that Marimba makes no warranty and shall have no liability in connection with any use of the Software in such situations.

4. Payment. Licensee shall pay the fees set forth in the Product and Fee Information box and any subsequent order form within thirty (30) days of the applicable purchase date unless otherwise specified. Licensee shall be responsible for all taxes, withholdings, duties and levies arising from the Agreement (excluding taxes based on the net income of Marimba). All payments shall be made in U.S. dollars in the U.S. Any late payments shall be subject to a service charge equal to 1.5% of the amount due (calculated on a monthly basis) or the maximum amount allowed by law, whichever is less.

5. Term of Agreement. This Agreement is effective as of the Effective Date and terminates three (3) years thereafter (the "Term"). Thereafter, this Agreement may be renewed at the election of Licensee for up to two (2) additional one (1) year terms on the same terms and conditions set forth herein. Licensee will provide Marimba with a notice of Licensee's election to renew the Agreement no later than sixty (60) days prior to the expiration of the then-current term. If Licensee does not timely notify Marimba that Licensee elects to renew, this Agreement will terminate at the conclusion of the then-current term. Either party may terminate this Agreement if the other party fails to cure any material breach of this Agreement within thirty (30) days after written notice of such breach. Upon termination, Licensee shall immediately cease all use of the Software and return or destroy all copies of the Software and all portions thereof and so certify to Marimba. Sections under the headings "Restrictions", "Payment", "Term of Agreement", "Limitation of Remedies and Damages", "Encryption and Authentication", "Privacy", "Export Restrictions", "Government End-Users", "Confidential Information", "General" and the disclaimer of warranties in Section 6.4 shall survive any termination or expiration of this Agreement. Termination is not an exclusive remedy and all other remedies will be available whether or not this Agreement is terminated.

6.   Limited Warranty and Disclaimer.

6.1 Marimba warrants to Licensee that for a period of thirty (30) days from the Effective Date, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation. Marimba does not warrant, however, that Licensee's use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. Marimba's sole liability (and Licensee's exclusive remedy) for any breach of this warranty shall be, in Marimba's sole discretion, to use commercially reasonable efforts to provide Licensee with an error-correction or work-around which allows the Software to substantially achieve the same functionality described in the Documentation, or if such remedies are impracticable, to refund the license fee paid for the Software. Marimba shall have no obligation with respect to a warranty claim unless notified of such claim within the warranty period.

6.2 Marimba represents and warrants that the Software is Year 2000 Compliant. "Year 2000 Compliant" means that the then-current version of the Software, when used in accordance with the Documentation: (i) is capable of performing date and time calculations between the year 1999 and the year 2000 and through leap years where required and (ii) represents all date data explicitly and unambiguously at input, internal manipulation, and file output by using a full four-digit year when appropriate. This warranty applies to the Software on a stand-alone basis and does not apply to Software that is: (i) combined or operated with any other software or hardware, to the extent such combination causes the Software not to be Year 2000 Compliant; (ii) is modified or altered by Licensee or any third party; or (iii) otherwise operated other than in accordance with the Documentation and this Agreement. This Year 2000 Compliant warranty shall expire on the anniversary of the Effective Date in 2001 and remedies for a breach of this Section 6.2 shall be limited to the remedies set forth in Section 6.1.

6.3 This warranty shall not apply to the Software if modified by any party other than Marimba or if used in conjunction with hardware or software not specified in the Documentation. Marimba makes no warranties with respect to any separate third party code provided with the Software, including any Java virtual machine.

6.4 THIS IS A LIMITED WARRANTY, AND IT IS THE ONLY WARRANTY MADE BY MARIMBA. NEITHER MARIMBA NOR ITS SUPPLIERS MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF OR RELATING TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. LICENSEE MAY HAVE OTHER STATUTORY RIGHTS. HOWEVER, TO THE FULL EXTENT PERMITTED BY LAW, THE DURATION OF STATUTORILY REQUIRED WARRANTIES, IF ANY, SHALL BE LIMITED TO THE LIMITED WARRANTY PERIOD.

NO DEALER, AGENT, OR EMPLOYEE OF MARIMBA IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS LIMITED WARRANTY.

7.  Services.

7.1 Support and Maintenance.

    7.1.1 Bronze Service. For such period as Licensee has paid the applicable annual support and maintenance fee, Marimba will provide Licensee with backline "Bronze Service" consisting of the following: (i) telephone and/or email support regarding use and deployment of the Software from 6:00 a.m. to 5:00 p.m. Pacific Time on Monday through Friday (excluding Marimba holidays) ("Hotline Support") to up to two (2) designated employees of Licensee ("Designated Licensee Contacts") and (ii) generally commercially released code corrections, patches and updates (Major and Minor Releases) of the same Software product (excluding any new or different products) ("Maintenance"). Hotline Support is provided for the current release of the Software and the previous sequential release for a period of twelve (12) months from the date of the current release; Maintenance is provided for the current release of the Software and for production system down problems for the release prior to the current release (ii) for a period of six (6) months in the event the current release is a Minor Release or (i) for a period of twelve (12) months in the event the current release is a Major Release. Hotline Support excludes any general questions regarding JAVA or any other computer language. Support for the SDK shall not include engineering level support for Integration of the UpdateNow Run Time Code (which service is available separately at Marimba's standard rates for Implementation Services).

    7.1.2 Silver and Gold Service. Payment for Silver Service entitles Licensee to Bronze Service plus Hotline Support on a twenty-four (24) hours per day, seven (7) days per week basis ("7X24 Support"). Payment for Gold Service entitles Licensee to Silver Service plus: (i) a designated Marimba support engineer point of contact for Licensee (a "Technical Account Manager"), (ii) a two (2) day on-site visit by the Technical Account Manager (U.S. only; travel and related expenses are obligation of Licensee) to become familiar with Licensee's systems and personnel, (iii) monthly Licensee support status reports and (iv) access to Marimba's early release program (subject to the terms of such program). Licensee shall be entitled to any additional Designated Licensee Contacts or Technical Account Managers for which it has paid the applicable fee to Marimba. Licensee must contract for the same level of support and maintenance for all Software licensed by Licensee. 7X24 Support during nonstandard Hotline Support hours shall be limited to support for production down systems only.

    7.1.3 Renewals. Marimba's obligation to provide the above-described support and maintenance and Licensee's obligation to pay the then-current applicable annual support and maintenance fee shall renew automatically upon each anniversary of the Effective Date (or such other consolidated Software purchase date agreed to by the parties in writing), unless either Licensee or Marimba has given the other party prior written notice of cancellation. If Licensee elects not to renew support and maintenance for successive terms, Licensee may reenroll only upon payment of the applicable annual fee plus the pro rata portion of the annual fee covering the period of time from the date service lapsed to the date service was renewed. Notwithstanding any lapse, the original anniversary date for service renewal continues unchanged.

7.2  Training. Each Training Day shall entitle one (1) employee of
Licensee to attend one (1) day of a standard Marimba product training session held at an authorized Marimba Training Center, training classes have minimum day number requirements per attendee. Any Training Days not used by Licensee within one-hundred twenty (120) days of purchase shall expire and become void.

7.3 Implementation Services. Marimba (or an agent acting on its behalf) shall provide the number of person-days of professional implementation support services ("Implementation Services") set forth in the Product and Fee Information box, above. Marimba warrants that the Implementation Services shall be performed in a professional and workmanlike manner. The parties acknowledge that the scope of the Implementation Services provided hereunder consists solely of delivery of: (i) Software installation and deployment assistance and/or (ii) additional related Marimba copyrighted software or code. Implementation Services designated as "Architectural" services shall also include assistance with respect to planning and designing the implementation of the Software. Licensee shall have a license right to use anything delivered as part of the Implementation Services subject to the terms of its license to use the Software, but Marimba shall retain all right, title and interest in and to any such work product, code or Software and any derivative, enhancement or modification thereof created by Marimba (or its agents). The date and time for all Implementation Services shall be as mutually reasonably agreed upon by the parties; provided, however, that any days not used by Licensee within one-hundred twenty (120) days of the purchase date shall expire and become void. Licensee shall be responsible for reasonable travel and related expenses. Licensee may purchase additional Implementation Service days at Marimba's standard rates for such services. A "person-day" of Implementation Services consists of an eight-hour day, overtime shall be available only in minimum one-half day increments.

a.   Limitation of Remedies and Damages.

EXCEPT FOR DEATH OR PERSONAL INJURY, NEITHER MARIMBA NOR ITS SUPPLIERS SHALL BE LIABLE TO LICENSEE (WHETHER UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY): (I) FOR ANY AMOUNTS IN EXCESS OF THE FEES PAID TO MARIMBA BY LICENSEE FOR THE SOFTWARE OR (11) FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF MARIMBA HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU (LICENSEE). MARIMBA SHALL NOT BE LIABLE FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA OR FAILURE OF THE SOFTWARE TO PROVIDE SECURITY.

EXCEPT ANY INDEMNIFICATION CLAIM OR CLAIM ARISING UNDER THE HEADINGS "RESTRICTIONS", "PRIVACY", "EXPORT RESTRICTIONS" AND "CONFIDENTIAL INFORMATION", LICENSEE SHALL NOT BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

9. Indemnification. Marimba shall indemnify and hold harmless Licensee against any amounts awarded in a settlement or by a final court decision (and reasonable attorneys' fees in connection therewith) arising from any claim of infringement of a valid U.S. patent, U.S. copyright, or U.S. trademark or of misappropriation of a trade secret in the U.S. asserted against Licensee by a third party based upon Licensee's authorized use of the Software, provided that Marimba shall have received from Licensee: (i) prompt notice of such claim (but in any event notice in sufficient time for Marimba to respond without prejudice); (ii) the exclusive right to control and direct the investigation, defense, and/or settlement of such claim; and (iii) all reasonable necessary cooperation and assistance of Licensee. In the event an infringement is determined or deemed likely to occur by Marimba, or if required by settlement, Marimba may: (a) substitute for the Software substantially similar programs and documentation, (b) procure for Licensee the right to continue using the Software or (c) terminate the Agreement upon thirty(30) days advance written notice and refund the license fee paid for the Software less depreciation as calculated on a three-year straight-line basis commencing with the Effective Date. This Section 9 sets forth Licensee's sole and exclusive remedy with respect to any claim of intellectual property infringement. The foregoing indemnification obligation of Marimba does not apply: (1) if the Software is modified by any party other than Marimba, but solely to the extent the alleged infringement is caused by such modification;
(2) the Software is combined with other non-Marimba products, processes or materials, but solely to the extent the alleged infringement is caused by such combination; (3) where the allegedly infringing activity continues after Marimba has notified Licensee thereof or after Marimba has provided Licensee modifications that would have avoided the alleged infringement; or (4) to any third-party code contained within the Software.

10. Encryption and Authentication. The security mechanisms implemented by the Software have inherent limitations, and Licensee must determine that the Software sufficiently meets its requirements. Licensee must obtain a signed digital certificate from a certificate authority in order to enable the Software's encryption or authentication features and Licensee is responsible for familiarizing itself with the limitations and restrictions of such certificates. Licensee is responsible for maintaining the security of the environment in which the Software is used and the integrity of the private key file used with the Software.

11. Privacy. The Software contains features which may allow Licensee to collect data from, control and/or monitor computers running Tuners or other components of the Software deployed by Licensee without notice to or knowledge by end-users. Licensee is solely responsible for, and assumes all liability with respect to, all such activity, including, without limitation, notifying such users and complying with all data collection, privacy and other regulations, laws, industry standards and rights of others applicable to any such activity. Licensee shall indemnify and hold Marimba harmless from and against any damages, claims, losses, settlements, attorneys' fees and other expenses related to any such activities or any claims in connection therewith.

12.  Export Restrictions.

12.1 Licensee acknowledges that the Software contains encryption technology which is subject to export restrictions by the United States government and import restrictions by certain foreign governments. Licensee shall not and shall not allow any third-party to remove or export from the United States or allow the export or re-export of any part of the Software or any direct product thereof: (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria, (ii) to anyone on the U.S. Commerce Department's Table of Denial Orders or U.S. Treasury Department's list of Specially Designated Nationals or (iii) otherwise in violation of any restrictions, laws or regulations of any United States or foreign agency or authority. Licensee agrees to the foregoing and warrants that it is not located in, under the control of, or a national or resident of any such prohibited country or on any such prohibited party list. The Software is restricted from being used for the design or development of nuclear, chemical, or biological weapons or missile technology without the prior permission of the United States government.

12.2 If the Software is identified as a not-for-export product, then, unless Licensee has an exemption from the United States government, the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES.

13.  Government End-Users. As defined in Federal Acquisition Regulations (FAR)
section 2.101 (or otherwise), the Software and accompanying documentation licensed in this Agreement are deemed to be "commercial items" and "commercial computer software" and "commercial computer software documentation." Consistent with DFAR section 227.7202 and FAR section 12.212, any use, modification, reproduction, release, performance, display, or disclosure of such commercial software or commercial software documentation by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

14. Confidential Information. Each party agrees that all code, inventions, algorithms, know-how and ideas it obtains from the disclosing party and all other business, technical and financial information it obtains from the disclosing party are the confidential property of the disclosing party ("Confidential Information"), provided that it is identified as confidential at the time of disclosure; any software, documentation or technical information provided by Marimba (or its agents) shall be deemed Confidential Information of Marimba without any marking or further designation. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees in writing. The receiving party's nondisclosure obligation shall not apply to information which: (i) the receiving party can document was already known to it before it received the Confidential Information; (ii) is or has become public knowledge through no fault of the receiving party; (iii) is rightfully obtained by the receiving party from a third party without breach of any confidentiality obligation; (iv) is independently developed by employees of the receiving party who had no access to such information; or (v) is required to be disclosed pursuant to a regulation, law or court order (but only to the minimum extent required to comply with such regulation or order).

15.  Co-Marketing.

15.1 Joint Press Release. Licensee agrees to issue a joint press release ("Press Release") on a mutually agreed upon date or the first business day following the ninetieth (90th) day from the Effective Date, whichever is earlier. Each party will have the right to approve the Press Release in advance, but such approval will not be unreasonably delayed or withheld.

15.2 Customer Success Story. Licensee agrees to be the subject of a Customer Success Story written by Marimba which will discuss Licensee's software application(s) and use of the Software and its impact on Licensee's business. Licensee will be able to approve all material in advance, but such approval will not be unreasonably delayed or withheld. The Customer Success Story will be delivered on a mutually agreed upon date not to exceed thirty (30) days from the roll-out of the first software application deployed by Licensee with the Software.

15.3 Customer Reference: Licensee agrees to be used as a customer reference for Marimba customer prospects' inquiries as well as press inquiries. It is understood that this will be a controlled effort and will be managed to ensure minimum impact on Licensee. The objective would center on Licensee discussing its software application(s) in reference to the Software in addition to the positive experiences and support provided in the working relationship with Marimba.

15.4 Customer Acknowledgement. Licensee agrees that Marimba may disclose Licensee as a customer of Marimba.

16. General. Neither this Agreement nor any license hereunder is assignable or transferable by Licensee without the prior written consent of Marimba; any attempt to do so shall be void. Marimba may assign or transfer this Agreement in whole or in part. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited to the minimum extent necessary so that this Agreement shall otherwise remain in effect. This Agreement shall be governed by the laws of the State of California and the United States without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Unless waived by Marimba in its sole discretion, the jurisdiction and venue for actions related to the subject matter hereof shall be the California state and United States federal courts located in Santa Clara County, California. Any notice or report hereunder shall be in writing to the notice address set forth above and shall be deemed given, upon receipt, if by personal delivery or if sent by certified or registered U.S. mail (return receipt requested), or one day after it is sent if by next day delivery by a major commercial delivery service. Any waivers or amendments shall be effective only if made in writing and signed by the parties. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. On Marimba's written request Licensee shall funish Marimba with a signed certification certifying that the Software is being used pursuant to the terms of this Agreement including any copy and user limitations. With prior reasonable notice, Marimba may audit the copies of the Software in use by Licensee provided such audit is during regular business hours; Licensee is responsible for such audit costs only in the event the audit reveals a discrepancy, of five percent (5%) or greater, on the part of Licensee.

                                 Attachment A
                                 ------------

                    Application Service Provider Attachment

1. License Fees. Licensee shall pay Marimba the following license fees in connection with usage of the Software:

          -------------------------------------------------------------------------------------------
          Monthly Application Access License Fee       ** per Subscriber, per Single Application
          -------------------------------------------------------------------------------------------
          Monthly Inventory Access License Fee         ** per Licensee Client
          -------------------------------------------------------------------------------------------
          Monthly DocService Access License Fee        ** per Subscriber, per Licensee Client
          -------------------------------------------------------------------------------------------
          Monthly Server Access License Fee            ** per server
          -------------------------------------------------------------------------------------------

     A.   Monthly Fees.

     (i)   Monthly Application Access License Fee: Licensee shall pay Marimba
           --------------------------------------
the monthly Application Access License fee set forth above for each Single Application on each Licensee Client in Deployment during any part of such month. A separate Application Access License is required for each Subscriber with access to each Single Application. The Application Access License fees shall also apply to any productive use by Licensee of any Licensee Client (or other component of the Software) for internal purposes other than directly supporting Subscribers.

     (ii)  Monthly Inventory Access License Fee: Licensee shall pay Marimba the
           ------------------------------------
Monthly Inventory Access License fee set forth above for each Inventory Service component on each Licensee Client in Deployment during any part of such month. A separate Inventory Access License is required for each Licensee Client. The Inventory Access License fees shall also apply to any productive use by Licensee of the Inventory Service on any Licensee Client (or other component of the Software) for internal purposes other than directly supporting Subscribers.

     (iii) Monthly DocService Access License Fee: Licensee shall pay Marimba the
           -------------------------------------
Monthly DocService Access License fee set forth above for each copy of DocService on each Licensee Client in Deployment during any part of such month. A separate DocService Access License is required for each Licensee Client. The DocService Access License fees shall also apply to any productive use by Licensee of DocService on any Licensee Client (or other component of the Software) for internal purposes other than directly supporting Subscribers.

     (iv)  Monthly Server Access License Fee: Licensee shall pay Marimba the
           ---------------------------------
Monthly Server Access License fee set forth above for each Licensee Server receiving applications or other data using any portion of the Castanet Infrastructure Suite during any part of such month.

     B. Minimum Monthly Fee Payments. Commencing on December 1, 1999 and continuing monthly until expiration of the Agreement (including renewal terms, if any), Licensee shall pay Marimba a non-refundable monthly license fee in accordance with the table below (the "Minimum Monthly License Fee"). The Minimum Monthly License Fee for each month may be applied against any license fees due during such month, but in no event shall any unused portion of such fee be refunded or otherwise credited to Licensee for any future month:

          ---------------------------------------------------------------------------
                        Months                    Minimum Monthly License Fee Amount

          ---------------------------------------------------------------------------
                           1-6                                   $   **
          ---------------------------------------------------------------------------
                          7-12                                   $   **
          ---------------------------------------------------------------------------
                         13-18                                   $   **
          ---------------------------------------------------------------------------
                         19-24                                   $   **
          ---------------------------------------------------------------------------
                         25-36                                   $   **
          (and each month thereafter for the du-
          ration of each renewal term, if any)
          ---------------------------------------------------------------------------

2. Payment and Reporting: Licensee shall provide Marimba with a monthly report within fifteen (15) days of the end of each calendar month setting forth with respect to such month: (i) the total number of Licensee Clients in Deployment,
(ii) the number of related required Application Access Licenses, (iii) the name of each Single Application, (iv) the number of Inventory Access Licenses, (v) the number of DocService Access Licenses, (vi) the number of Server Access Licenses, and (vii) a calculation of all fees due to Marimba. Licensee will pay an amount equal to the greater of: (a) the Minimum Monthly License Fee or (b) the total monthly license fees calculated in accordance with the fee structure in Section 1 (License Fees). Payment of the amount due shall accompany the report and shall be due concurrently with the report. The monthly report shall be in the form attached hereto as Attachment B and delivered both via U.S. Mail to the Controller at Marimba and via email to report(R) marimba.com. Licensee shall also provide Marimba with a non-binding annual forecast each November setting forth an-ticipated sales for the subsequent year, the forecast may be changed by Licensee at any time and in no event shall the forecast be used as the basis for any fee or charge.

3. Custom Redistribution License Grants. Subject to all of the terms and conditions of the Agreement and this CRL, Marimba hereby grants Licensee the following non-exclusive, non-sublicensable rights:

     A. Creation of a Licensee Client. Each Administrator(s) licensed to use a Castanet Management Suite may use the Tuner Branding Wizard to customize in object code form only the user interface of one or more Tuners for use in accordance with the terms of this Agreement and the Documentation (as customized, a "Licensee Client"). License may include the Subscription Service and/or Inventory Service (if licensed) in each Licensee Client. Each Licensee Client may be used or distributed to receive a Castanet channel (or series of channels) from Licensee which add significant and substantial value and functionality to the Software. Licensee acknowledges that Marimba and its suppliers own all right, title and interest in and to the Tuner (including its user interface) and the Tuner Branding Wizard and that nothing hereunder shall be deemed to grant or convey any ownership right therein to Licensee or any third-party.

     B. Internal Use of a Licensee Client. Licensee may permit any employee of Licensee to use a Licensee Client on any Licensed Endpoint.

     C. Distribution of Licensee Client to Third-Parties. Subject to the additional restrictions set forth in Section 4 of this CRL, Licensee may distribute the Licensee Client in object code form directly to third-parties, but only (a) to Licensed Endpoints and (b) for use solely to receive Castanet channels provided by Licensee in the ordinary course of Licensee's business of providing applications on a fee per usage basis to end-user customers.

     D. Duplication of a Licensee Client. Licensee may duplicate the Licensee Client as necessary to support the use and distribution permitted hereunder.

4. Third Party Distribution Requirements. No Licensee Client may be distributed to a third-party except in accordance with the provisions of this
Section 4.

     A. End User License. No distribution of any Licensee Client shall be made to any third-party except pursuant to an enforceable end-user license agreement equally as protective of Marimba and its suppliers as the Marimba Castanet Tuner End User License Agreement (Tuner EULA), a copy of which is contained within the Tuner. Licensee agrees not to remove the Tuner EULA from any copy of the Licensee Client it distributes unless Licensee has replaced the Tuner EULA with, or separately entered into, a written license agreement in conformance with the requirements of this Section 4.A. Licensee shall use reasonable commercial efforts to notify Marimba of any uncured breach of any end-user license for a Licensee Client of which it becomes aware and to enforce or assist Marimba in the enforcement of such end-use license terms.

     B. Export Control Requirements. Licensee acknowledges that the Tuner contained within the Licensee Client contains encryption technology, export of which is restricted by U.S. and certain foreign laws. Licensee shall comply with the export restrictions set forth under the heading "Export Restrictions" in the Agreement in connection with distribution of any Licensee Client.

     C. Indemnification. Licensee will indemnify and hold harmless Marimba from any and all third-party claims, liabilities, damages or expenses (including reasonable attorneys' fees) arising on account of Licensee's modification or customization of the Tuner or distribution or marketing of a Licensee Client, provided that Licensee shall have received from Marimba: (i) prompt notice of such claim (but in any event notice in sufficient time for Licensee to respond without prejudice); (ii) the exclusive right to control and direct the investigation, defense, and/or settlement of such claim; and (iii) all reasonable necessary cooperation and assistance of Marimba.

     D. User Interface Requirements. The user interface of the Licensee Client must be customized only as permitted by the Tuner Branding Wizard and as set forth at: http:/www.marimba.com/contracts/branding.pdf. Except as permitted by the Tuner Branding Wizard, Licensee shall not use any Marimba trade name or trademark without prior written consent of Marimba. Licensee will comply with Marimba's then-current quality control trademark guidelines and will not contest the use by Marimba or its licensees of any trademark or application or registration therefor for a Marimba product, whether during or after the term of this Agreement. Marimba shall have the right to suspend Licensee's use of the trade name and trademarks upon thirty (30) days advance written notice for failure to comply with Marimba's guidelines (unless Licensee cures such failure within such notice period).

     E. Registration and Review. At least ten (10) days prior to first distribution to any third-party, Licensee shall, at no charge provide Marimba with one (1) fully enabled copy of the Licensee Client (or UI of the Licensee Client) for use by Marimba solely for license and branding compliance verification purposes. Licensee shall provide the Licensee Client to Marimba by an email to report(R)marimba.com which identifies Licensee and the Master License Agreement under which this CRL was obtained and sets forth instruction for obtaining the Licensee Client.

     F. Support. Licensee shall be responsible for all end-user support for the Licensee Client.

                                 Attachment B
                                 ------------

                              Monthly Report Form
                              -------------------

"Note: Marimba may revise this form upon thirty (30) days advance written notice to Licensee.

Customer Name: ___________________________
Agreement Number: ________________________
Contact Information: _____________________
Date: ____________________________________

A.   Minimum Monthly License Fee:
     ---------------------------

Month Number _________
(Starting date to calculate month number: December 1, 1999)

B.   Months License Fees:
     -------------------

                                   Quantity     Unit Price     Extended Price
                                   --------     ----------     --------------

Licensee Clients                    ______          **               **

Application Access Licenses         ______         $**         ______________

Inventory Access Licenses           ______         $**         ______________

DocService Access Licenses          ______         $**         ______________

Server Access Licenses              ______         $**         ______________

Total Monthly License Fees                                     $_____________(B)

C.   Amount Due:                                               $_____________
     ----------

(If A is less than B, total amount due = A, otherwise total amount due = B)

                              Payment is due within 15 days. Remit to:

                              Marimba, Inc.
                              Attn: Accounting
                              440 Clyde Avenue
                              Mountain View, CA 94043

D.   Describe each application in Deployment during any part of this month
     ---------------------------------------------------------------------

The undersigned represents and warrants that the foregoing is true, complete and correct.


____________________________________                   _____________
Authorized Signature                                   Date